SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2017

ALL STATE PROPERTIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-12895	32-0252180
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 Glenwood Drive
Liverpool, NY 13090
(Address of principal executive offices)

(315) 451-7515
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 4, 2016, someone without any authorization from the Company filed on behalf of the Company a Form 8-K Current Report, stating that "in accordance with the corporate bylaws and above acceptance of the resignation of Mr. Joseph A. Moretti the shareholders, Mr. Wayne Mower was appointed as Interim Chief Financial Officer and Director by Mr. Robert Kropf majority shareholder."  Since Mr. Robert Kropf was never a majority shareholder, the appointment of Mr. Wayne Mower was never authorized by the Company.  The Company is pursuing legal remedies at this time.  Further where that Form 8-K states that "the companies Board of Directors has also resolved to authorize up to a 7,500 for 1 reverse stock split," no such authorization took place by the Company and the Company has no such plans to reverse its stock at this time.

On January 4, 2016, the same person without authorization from the Company filed on behalf of the Company a Form 15 Notice of Termination of Registration.  The Company has no such plans to file a Form 15.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

All State Properties Holdings, Inc.

Date:	October 13, 2017	By:	JOSEPH PASSALAQUA
		Name:	Joseph Passalaqua
		Title:	CEO